As filed with the Securities and Exchange Commission on November 5, 2021.

Registration No. 333-251625

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
ON FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FTS International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0780081 (I.R.S. Employer Identification No.)

777 Main Street, Suite 2900
Fort Worth, Texas  76102
Telephone: (817) 862-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Doss
Chief Executive Officer
777 Main Street, Suite 2900
Fort Worth, Texas 76102
Telephone: (817) 862-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John G. Crowley
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 23, 2020, FTS International, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333-251625), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 31, 2020. The Registrant is filing this post-effective amendment to Form S-1 on Form S-3 to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3. No additional securities are being registered by this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form S-1.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2021

FTS International, Inc.

1,775,523 Shares

Class A Common Stock

Pursuant to this prospectus, the selling stockholders may offer shares of Class A common stock, par value $0.01 per share (“Class A common stock”), from time to time, if and to the extent as they may determine as described in the “Plan of Distribution” section at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. If any shares of Class A common stock are sold, the selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

This prospectus relates to the resale of up to an aggregate of 1,775,523 shares of Class A common stock by the selling stockholders (which term, as used in this prospectus, includes pledgees, donees, transferees or other successors-in-interest) identified in this prospectus. The selling stockholders (or their affiliates or other predecessors-in-interest) acquired the shares of Class A common stock or the securities exercisable for or convertible into shares of Class A common stock on November 19, 2020 pursuant to the Joint Prepackaged Chapter 11 Plan of Reorganization of FTS International, Inc. and its Debtor Affiliates (as amended, modified or supplemented, the “Plan”).

We are not selling any shares of Class A common stock included in this prospectus and will not receive any of the proceeds from the sale of any shares of Class A common stock sold by the selling stockholders pursuant to this prospectus.

Our Class A common stock is listed on NYSE American LLC (“NYSE American”) under the symbol “FTSI.” On November 4, 2021, the last sale price of our Class A common stock as reported on NYSE American was $26.47 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our Class A common stock.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021.

About This Prospectus

Except where the context otherwise requires or where otherwise indicated, the terms “FTSI,” the “Company,” “we,” “us,” “our” or “ours” refer to FTS International, Inc., together with its consolidated subsidiaries.

Before buying any of the Class A common stock that the selling stockholders are offering, you should carefully read this prospectus with all of the information incorporated by reference herein, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus or any document incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the documents incorporated by reference herein or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We and the selling stockholders have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares only in jurisdictions where offers and sales are permitted.

Prospectus Summary

This summary highlights the more detailed information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider before deciding to invest in shares of Class A common stock. You should read the entire prospectus carefully, including the documents incorporated by reference herein.

Our Company

We are one of the largest providers of hydraulic fracturing services in North America. Our services stimulate hydrocarbon flow from oil and natural gas wells drilled by E&P companies.

Corporate Information

Our principal executive office is located at 777 Main Street, Suite 2900, Fort Worth, Texas 76102, and our telephone number is (817) 862-2000. Our website is www.ftsi.com. Information on our website is not a part of this prospectus. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Shares of Class A common stock offered for resale by the selling stockholders
Up to 1,775,523 shares (including 4,241 shares issuable upon the exercise of Tranche 1 warrants, with each Tranche 1 warrant exercisable for one share of Class A common stock at an exercise price of $33.04 per warrant, and 10,607 shares issuable upon the exercise of Tranche 2 warrants, with each Tranche 2 warrant exercisable for one share of Class A common stock at an exercise price of $37.14 per warrant).
Use of proceeds	We will not receive any proceeds from the sale of Class A common stock by the selling stockholders from time to time pursuant to this prospectus.
Risk factors	Investing in our Class A common stock involves substantial risk, and our business is subject to numerous risks and uncertainties. Investors should carefully consider the information set forth in this prospectus, together with the information under the “Risk Factors” section in this prospectus and in the documents incorporated by reference herein.
NYSE American listing	Our Class A common stock is listed on NYSE American under the symbol “FTSI.”

We are filing the registration statement of which this prospectus forms a part to permit the resale of shares of Class A common stock that were issued, or that will be issuable upon the conversion or exercise of securities that were issued, pursuant to the Plan, as required by a registration rights agreement to which we are a party. See “Description of Capital Stock—Registration Rights.”

Risk Factors

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this prospectus and in the documents incorporated by reference herein. Any of the risks we set forth herein or therein could cause our business, financial condition and results of operations to suffer. The market price of our Class A common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

Risks Related to Our Class A Common Stock

The issuance of Class A common stock in connection with the conversion of Class B common stock or the exercise of Tranche 1 warrants or Tranche 2 warrants would dilute your ownership interest and materially affect the trading price of our Class A common stock and earnings per share.

To the extent that holders of Class B common stock elect to convert their Class B common stock into Class A common stock or that holders of Tranche 1 warrants or Tranche 2 warrants elect to exercise their warrants, substantial amounts of our Class A common stock may be issued in the future. We cannot quantify the number of shares of Class A common stock that will be issued in connection with the conversion or exercise, if any. However, the issuance of Class A common stock pursuant to such conversion and exercise could result in substantial dilution of your ownership interest and could materially affect the trading price of our Class A common stock and earnings per share.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this prospectus or in the documents incorporated by reference herein are forward-looking statements. Forward-looking statements may be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “likely,” “may,” “project,” “potential,” “seek,” “should,” “will,” “would” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, investors should not unduly rely on such statements. The risks that could cause these forward-looking statements to be inaccurate include but are not limited to: the inability to consummate the proposed acquisition of us by ProFrac Holdings, LLC (the “ProFrac Acquisition”); the diversion of resources and disruptions to our business due to the proposed ProFrac Acquisition; the effects of the proposed ProFrac Acquisition on the interests of various constituents; a further decline or future decline in domestic spending by the onshore oil and natural gas industry; continued volatility or future volatility in oil and natural gas prices; deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry; federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities; our ability to obtain permits, approvals and authorizations from governmental and third parties; the effects of or changes to U.S. and foreign government regulation; the price and availability of alternative fuels and energy sources; the discovery rates of new oil and natural gas reserves; the ability to staff field personnel; and shortages, delays in delivery, and interruptions in supply of equipment and materials..

See the “Risk Factors” section of this prospectus and in the documents incorporated by reference herein for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties we face that could cause our forward-looking statements to be inaccurate. We caution that the risks and uncertainties identified by us may not be all of the factors that are important to investors. Furthermore, the forward-looking statements included in this prospectus or in the documents incorporated by reference herein are made only as of the date hereof or the dates of such documents, respectively. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Use of Proceeds

We will not receive any proceeds from the sale of Class A common stock by the selling stockholders from time to time pursuant to this prospectus. If any shares of Class A common stock are sold, the selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of Class A common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

Description of Capital Stock

Our authorized share capital consists of 55,000,000 shares of common stock, consisting of 49,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”).

The following descriptions are summaries of important terms contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (our “Certificate of Incorporation” and “Bylaws”, respectively). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and relevant portions of the Delaware General Corporation Law (“DGCL”).

Common Stock

General.  As of November 1, 2021, we had 13,750,545 shares of Class A common stock issued and outstanding and 312,306 shares of Class B common stock issued and outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable. Except as otherwise provided in our Certificate of Incorporation or required by applicable law, Class A common stock and Class B common stock have the same rights and powers, rank equally, share ratably and are identical in all respects and as to all matters.

Voting Rights.  The holders of common stock are entitled to one vote for each share of common stock held of record by such holder and will vote as a single class on all matters submitted to a vote of our shareholders; provided, however, that, except as otherwise required by law, the holders of common stock, as such, are not be entitled to vote on any amendment to our Certificate of Incorporation (including any certificate of designations relating to any class or series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designations relating to any class or series of preferred stock) or pursuant to DGCL. The holders of common stock do not have cumulative voting rights.

Dividend Rights.  The holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then-outstanding preferred stock.

Liquidation Rights.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any then-outstanding preferred stock.

Preemptive or Similar Rights.  The holders of common stock do not have any preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions are applicable to common stock.

Matters Specific to Class B Common Stock.  Our Class B common stock will not be listed on any national securities exchange or Nasdaq or be listed over-the-counter. Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock, subject to adjustment for any subdivision (by any stock or unit split, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of Class A common stock or Class B common stock that is not accompanied by a substantively identical subdivision or combination of Class B common stock or Class A common stock, respectively.

Preferred Stock

As of November 1, 2021, there were no shares of preferred stock outstanding. Our Certificate of Incorporation permits our board of directors to issue up to 5,000,000 shares of preferred stock from time to time in one or more classes or series and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of preferred stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by DGCL. Terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock without any further vote or action by the stockholders. As a result, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us.

Warrants

As of November 1, 2021, there were Tranche 1 warrants outstanding to purchase 1,555,521 shares of Class A common stock at an exercise price of $33.04 per warrant and Tranche 2 warrants outstanding to purchase 3,888,849 shares of Class A common stock at an exercise price of $37.14 per warrant, in each case subject to adjustment for any subdivision (by any stock or unit split, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of Class A common stock or stock dividends to holders of Class A common stock. Prior to exercise, warrant holders in their capacity as such have no rights as a stockholder, including the right to vote and to receive dividends.

Rights

On November 19, 2020, our board of directors declared a dividend of one preferred stock purchase right (a “Right”), payable on November 30, 2020, for each share of common stock outstanding on November 30, 2020 to the stockholders of record on that date. Each Right is exercisable to purchase, for $71.00, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, with such portion of a share giving the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, Rights holders in their capacity as such have no rights as a stockholder, including the right to vote and to receive dividends. The Rights are not exercisable until the earlier of (a) the close of business on the 10th business day after the date of the first public announcement that a person or any of its affiliates and associates has obtained beneficial ownership of 20% or more of our common stock (each such person, an “Acquiring Person”), with certain exceptions and (b) the close of business on the 10th business day (or such later day as may be designated by our board of directors before any person has become an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person. Before the Rights become exercisable, the Rights trade with, and are inseparable from, shares of our common stock. After the Rights become exercisable, the Rights will be transferable separately from shares of our common stock. The Rights will expire on November 18, 2021, unless earlier exercised, exchanged, amended or redeemed.

Registration Rights

On November 19, 2020, we entered into a registration rights agreement with certain stockholders. Pursuant to the registration rights agreement, upon a request of stockholders holding at least 7.5% of our common stock, we are required to file a registration statement covering the resale of such stockholders’ securities on a delayed or continuous basis. Additionally, the stockholders party to the registration rights agreement have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the registration rights agreement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and DGCL

Provisions of DGCL and our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Certain Related Party Transactions.  Our Certificate of Incorporation provides that Related Party Transactions (as defined below) require (a) if the Related Party Transaction is an agreement or transaction described in clauses (i), (ii) or (iii) of the definition of “Related Party Transaction” and the consideration is all cash, the affirmative vote of the majority of the disinterested stockholders or (b) if (x) the Related Party Transaction is an agreement or transaction described in clauses (i), (ii) or (iii) of the definition of “Related Party Transaction” and any part of the consideration to be paid in such Related Party Transaction is other than cash or (y) the Related Party Transaction is an agreement or transaction described in clauses (iv), (v), (vi) or (vii) of the definition of “Related Party Transaction,” the affirmative vote of 66⅔% of the disinterested stockholders. Any amendment of this provision of our Certificate of Incorporation will require the affirmative vote of 66⅔% of the stockholders. “Related Party Transaction” includes the following transactions between us and any stockholder that, together with any of its affiliates, owns 20% or more of our voting stock (a “Related Person”): (i) any merger or consolidation with a Related Person, (ii) any sale, transfer or other disposition of 10% or more of our consolidated assets to a Related Person, (iii) the issuance of securities to a Related Person, (iv) the adoption of any plan for liquidation or dissolution proposed by any Related Person, (v) any reclassification of securities or recapitalization or merger or consolidation that would have the effect of increasing the voting power of a Related Person, (vi) acquisition or receipt of any assets or securities of a Related Person or (vii) any loan or other financial assistance for the benefit of a Related Person.

Business Combinations under DGCL.  We have “opted out” from the application of Section 203 of DGCL.

Number and Election of Directors.  The number of directors is determined from time to time solely by resolution adopted by the affirmative vote of a majority of our board of directors. Any newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors for any reason may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders).

Calling of Special Meeting of Stockholders.  Special meetings of the stockholders may be called by our board of directors, the chairman of the board of directors or our Secretary. A special meeting of the stockholders will be called by the Secretary upon the delivery of a written request to us by the holders of record of at least 25% of the voting power of our outstanding capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting.

Amendments to the Bylaws.  Our Bylaws may be amended or repealed or new bylaws may be adopted by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the board of directors.

Other Limitations on Stockholder Actions.  Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the Secretary prior to the meeting at which the action is to be taken. For business to be conducted at an annual meeting of stockholders, to be timely, notice must be received at our principal executive office not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of stockholders. For business to be conducted at a special meeting of stockholders, to be timely, notice must be received at our principal executive office not less than 120 days nor more than 150 days prior to the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. Our Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. Our Bylaws also describe certain criteria for when stockholder meetings requested by stockholders need not be held.

No Cumulative Voting.  Our Certificate of Incorporation provides that there will be no cumulative voting in the election of directors.

Authorized but Unissued Shares.  Under DGCL, our authorized but unissued shares of common stock are available for future issuance without stockholder approval. We may use these additional shares of common stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum.  Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if such court does not have jurisdiction, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware)) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us to us or our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of DGCL or our Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws, (v) any action asserting a claim governed by the internal affairs doctrine, or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of DGCL. The foregoing choice-of-forum provision does not apply to any actions arising under the Securities Act or the Exchange Act. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts in Delaware will be the sole and exclusive forum for any action brought under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our capital stock will be deemed to have notice of and consented to the choice-of-forum provisions of our Certificate of Incorporation. While Delaware courts have determined that choice-of-forum provisions are facially valid, it is possible that a court in another jurisdiction could rule that the choice-of-forum provisions contained in our Certificate of Incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find the choice-of-forum provisions in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Certificate of Incorporation also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Listing

Our Class A common stock is listed on NYSE American under the symbol “FTSI”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders of Class A Common Stock

The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our Class A common stock. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our Class A common stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our Class A common stock.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Dividends

We do not currently expect to make distributions on our Class A common stock. In the event that we do make distributions of cash or other property, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our Class A common stock, but not below zero, and then will be treated as gain from the sale of our Class A common stock, as described below under “—Gain on Disposition of Our Common Stock.”

Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under a treaty.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our Class A common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Gain on Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Class A common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•	we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our Class A common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If you recognize gain on a sale or other disposition of our Class A common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our Class A common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our Class A common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Class A common stock. You may be subject to backup withholding on payments on our Class A common stock or on the proceeds from a sale or other disposition of our Class A common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Proposed regulations provide that FATCA withholding will not apply to gross proceeds from the disposition of shares of U.S. corporations, such as our Class A common stock, as otherwise would have been the case after December 31, 2018, and the preamble to the proposed regulations state that taxpayers may rely on them until final regulations are issued. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in our Class A common stock.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our Class A common stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

Selling Stockholders

The selling stockholders acquired Class A common stock or securities exercisable for or convertible into Class A common stock on November 19, 2020 pursuant to the Plan. We are registering such shares of Class A common stock to permit the selling stockholders to offer the shares for resale from time to time. Except for ownership of our capital stock or as otherwise disclosed in this prospectus or in the documents incorporated by reference herein, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of Class A common stock by each of the selling stockholders. The second column lists the number of shares of Class A common stock beneficially owned by each selling stockholder, based on its ownership of Class A common stock, class B common stock, and Tranche 1 warrants and Tranche 2 warrants, assuming the conversion of the Class B common stock and the exercise of the warrants. The third column lists the number of shares of Class A common stock offered by this prospectus by each selling stockholder. The fourth column lists the number of shares of Class A common stock beneficially owned by each selling stockholder after the offering contemplated by this prospectus, assuming the sale of all Class A common stock being offered by this prospectus by each selling stockholder.

The number of shares of Class A common stock offered and beneficially owned are based primarily on information initially provided to us by the selling stockholders indicating the number of shares of Class A common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A selling stockholder may have sold or transferred some or all of the securities set forth in the table and accompanying footnotes, and consequently the securities indicated to be offered may exceed the number of securities to be sold by the selling stockholders.

The selling stockholders may sell all, some or none of their Class A common stock included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned Prior to this Offering	Shares Offered by this Prospectus	Shares Owned After this Offering
Cornell University(1)	66,645	66,645	—
Glendon Opportunities Fund, LP(2)	393,298	393,298	—
Glendon Opportunities Fund II, LP(3)	1,309,816	1,309,816	—
Altair Global Credit Opportunities Fund (A), LLC(4)	5,764	5,764	—

(1)	Includes 65,271 shares of Class A common stock, 392 shares of class A common stock issuable upon the exercise of Tranche 1 warrants and 982 shares of Class A common stock issuable upon the exercise of Tranche 2 warrants. Glendon Capital Management, L.P. is the investment advisor of Cornell University, and therefore may be deemed beneficial owners of such shares. Glendon Capital Management, L.P. disclaims beneficial ownership over such shares. Christopher Sayer, who is a member of our board of directors, is a partner at Glendon Capital Management, L.P. The registered address of Cornell University is 2425 Olympic Blvd, Suite 500E Santa Monica, California 90404.

(2)	Includes 382,611 shares of Class A common stock, 3,053 shares of class A common stock issuable upon the exercise of Tranche 1 warrants and 7,634 shares of Class A common stock issuable upon the exercise of Tranche 2 warrants. Glendon Capital Management, L.P. is the investment advisor of Glendon Opportunities Fund, LP, and therefore may be deemed beneficial owners of such shares. Glendon Capital Management, L.P. disclaims beneficial ownership over such shares. Christopher Sayer, who is a member of our board of directors, is a partner at Glendon Capital Management, L.P. The registered address of Glendon Opportunities Fund, LP is 2425 Olympic Blvd, Suite 500E Santa Monica, California 90404.

(3)	Consists of 1,309,816 shares of Class A common stock. Glendon Capital Management, L.P. is the investment advisor of Glendon Opportunities Fund, LP, and therefore may be deemed beneficial owners of such shares. Glendon Capital Management, L.P. disclaims beneficial ownership over such shares. Christopher Sayer, who is a member of our board of directors, is a partner at Glendon Capital Management, L.P. The registered address of Glendon Opportunities Fund II, LP is 2425 Olympic Blvd, Suite 500E Santa Monica, California 90404.

(4)	Includes 2,977 shares of Class A common stock, 796 shares of class A common stock issuable upon the exercise of Tranche 1 warrants and 1,991 shares of Class A common stock issuable upon the exercise of Tranche 2 warrants. Glendon Capital Management, L.P. is the investment advisor of Altair Global Credit Opportunities Fund (A), LLC, LP, and therefore may be deemed beneficial owners of such shares. Glendon Capital Management, L.P. disclaims beneficial ownership over such shares. Christopher Sayer, who is a member of our board of directors, is a partner at Glendon Capital Management, L.P. The registered address of Altair Global Credit Opportunities Fund (A), LLC is 2425 Olympic Blvd, Suite 500E Santa Monica, California 90404.

Plan of Distribution

Each selling stockholder of the securities and any of their pledgees, donees, assignees, transferees, and successors-in-interest may, from time to time, sell any or all of their securities or interests in any securities covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales or dispositions may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemptions from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including civil liabilities under the Securities Act.

Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus or any other exemptions from registration under the Securities Act. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the date on which all securities are sold or the date on which the shares cease to be registrable securities under the registration rights agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Class A common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or incorporated by reference herein regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the full informational requirements of the Exchange Act. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC.

Our website is www.ftsi.com. Information on our website is not a part of this prospectus. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference herein.

Information Incorporated by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference herein is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K, as amended and supplemented by our Annual Report on Form 10-K/A, for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on May 7, 2021, August 5, 2021 (containing information filed under Item 8.01), September 17, 2021, September 28, 2021, October 22, 2021 (excluding the information furnished under Item 2.02 and the related Item 9.01) and October 25, 2021;

•	all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; and

•	the description of our Class A common stock included in our Current Report on Form 8-K filed with the SEC on November 19, 2020, including any amendments thereto.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.ftsi.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference herein. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations
c/o FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102
(817) 862-2000

FTS International, Inc.

1,775,523 Shares

Class A Common Stock

, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$3,204
Accounting fees and expenses	45,000
Legal fees and expenses	100,000
Other expenses	1,796
Total fees and expenses	$150,000

Item 15. Indemnification of Directors and Officers.

Section 145 of DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation provides for indemnification of our directors, officers and employees to the fullest extent permitted by DGCL. We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our Certificate of Incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer for which indemnification is sought.

Section 102(b)(7) of DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of FTS International, Inc., and its Debtor Affiliates (incorporated by reference to Exhibit A of the Confirmation Order filed as Exhibit 99.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020).
4.1	Amended and Restated Certificate of Incorporation of FTS International, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
4.2	Amended and Restated Bylaws of FTS International, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
4.3	Certificate of Designations of Series A Participating Cumulative Preferred Stock of FTS International, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
4.4	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
4.5	Tranche 1 Warrant Agreement dated as of November 19, 2020, by and among FTS International, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
4.6	Tranche 2 Warrant Agreement dated as of November 19, 2020, by and among FTS International, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
4.7	Registration Rights Agreement, dated November 19, 2020, between FTS International, Inc. and certain holders party thereto (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2020).
5.1	Opinion of Davis Polk & Wardwell LLP (incorporated by reference to Exhibit 5.1 to the registrant’s Registration Statement on Form S-1 filed with the SEC on December 23, 2020).
23.1	Consent of Grant Thornton LLP.
23.2	Consent to Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the registrant’s Registration Statement on Form S-1 filed with the SEC on December 23, 2020).

Item 17. Undertakings

The undersigned hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on November 5, 2021.

FTS International, Inc.
By:	/s/ Michael J. Doss
	Name:	Michael J. Doss
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 5, 2021.

Signature	Title

/s/ Michael J. Doss	Chief Executive Officer and Director
Michael J. Doss	(principal executive officer)

/s/ Lance Turner	Chief Financial Officer
Lance Turner	(principal financial officer and principal accounting officer)

*	Director
Eugene Davis

*	Director
Derek Gipson
*	Director
Robert Kelly Owen
*	Director
Christopher Sayer

* By:	/s/ Lance Turner
Name: Lance Turner
Title: Attorney-in-Fact

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